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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20006

                                  FORM 8-KSB

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   July 15, 1999
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                               ECB BANCORP, INC
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            (Exact name of registrant as specified in its charter)


         North Carolina                0-24753               56-2090738
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  (State or other jurisdiction     (Commission File        (IRS Employer
         of corporation)                Number)          Identification No.)


                                 35080 US 264
                                 P. O. Box 337
                       Engelhard, North Carolina  27824
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                   (Address of principal executive offices)


      Registrant's telephone number, including area code  (252) 925-9411
                                                          --------------

                                      N/A
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        (Former name or former address, if changed since last report.)
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Item 5.  Other Events

     On July 15, 1999, ECB Bancorp, Inc., the holding company for The East Carolina Bank, announced its financial results for the quarter ended June 30, 1999. A copy of the Company's press release is attached as Exhibit 99 to this Report.


Item 7.  Exhibits

     The following exhibits are attached to this Report:

Exhibit Number                              Description
--------------        ----------------------------------------------------------
     99               Copy of ECB Bancorp, Inc.'s July 15, 1999, press release.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ECB Bancorp, Inc.


                                        By: /s/ Arthur H. Keeney, III
                                            ----------------------------------
                                            Arthur H. Keeney, III
                                            President and Chief
                                              Executive Officer

Dated:  July 19, 1999
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[ECB LOGO APPEARS HERE]       PRESS RELEASE


CONTACT:  Gary M. Adams/Chief Financial Officer
          (252) 925-9111, extension 209
          FAX - (252) 925-8491


                           ECB BANCORP, INC. REPORTS
                              SIX-MONTH EARNINGS

ECB BANCORP, INC. ("ECB") today reported earnings for the quarter ended June 30, 1999 and its earnings for the six months ended June 30, 1999.

"We are quite pleased with the results to date in 1999 and we continue to progress nicely on a variety of our strategic initiatives. These include the startup of ECB Mortgage Company in April and the opening of our 15th full service branch in Washington, North Carolina in June", stated ECB President and CEO Arthur H. Keeney, III. "Additionally, we look forward to moving into our new building in Manteo on Highway 64/264 in the third quarter which should increase our exposure in that community. It should also be mentioned that the per share results we are reporting today include the full effect of ECB's additional stock offering in the fourth quarter of 1998."

Net income for the six months ended June 30, 1999 was $975,000 which represents an 8.1% increase over net income of $902,000 earned for the six months ended June 30, 1998. Earnings per share (basic and diluted) were $.46 for the six months ended June 30, 1999 and compare to $.51 for the six months ended June 30, 1998. ECB's consolidated assets increased 4.6% to $220,124,000 at June 30, 1999 from $210,484,000 at December 31, 1998.

For the three months ended June 30, 1999, ECB reported net income of $493,000 compared to net income of $501,000 for the quarter ended June 30, 1998. Earnings per share (basic and diluted) were $.23 for the quarter ended June 30, 1999 compared to $.28 for the quarter ended June 30, 1998.

ECB also recently declared a $0.0725 cash dividend per share for the quarter ended June 30, 1999. The dividend was paid on July 15, 1999 to shareholders of record June 30, 1999. Historically, the Company has paid its dividends on an annual basis. In 1998, the annual dividend was 25.5 cents per share. On an annualized basis, the current quarterly per share dividend amount represents a 13.7% increase over the 1998 dividend.

ECB is the parent company of The East Carolina Bank, a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through 15 branches in eastern North Carolina.